UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HKRS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Restructuring Support Agreement

Halcón Resources Corporation (“Halcón”) has been involved in discussions with certain of its stakeholders in respect of a possible restructuring of the indebtedness and capitalization of Halcón and its subsidiaries (collectively, the “Company”). On August 2, 2019 the Company entered into a restructuring support agreement (together with the exhibits annexed thereto, the “RSA”) with holders of approximately 67.3% of the aggregate outstanding principal amount of the 6.75% Senior Notes due 2025 (the “Senior Notes”) issued by Halcón under that certain indenture, dated as of February 16, 2017 (as amended, modified, or otherwise supplemented from time to time, the “Senior Notes Indenture”), pursuant to which the parties have agreed to support a restructuring on the terms of a prepackaged plan of reorganization (the “Plan”) as described therein and attached as an exhibit thereto. The RSA contemplates that the Company will file for voluntary relief under title 11 of chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on or before August 7, 2019 if certain approval levels are attained from the Senior Noteholders in favor of the restructuring in accordance with the terms of the RSA. The description below of the RSA is qualified by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the terms of the RSA, stakeholders and other interest holders will receive the following treatment:

•                  Lenders (the “RBL Lenders”) under the Company’s prepetition revolving credit facility holding allowed claims in the aggregate principal amount up to $225,000,000 (together with interest and certain obligations and fees thereunder, the “RBL Claims”) will receive, on account of such RBL claims, payment in full, in cash, including by a refinancing, and the RBL Lenders’ existing commitments will be terminated.

•                  Holders of the Senior Notes (the “Senior Noteholders”) will receive, in respect of their $625 million in allowed claims, their pro rata share of (i) 91% of the new common shares of reorganized Halcón (“New Common Shares”) to be issued under the Plan on the effective date of the Plan (the “Effective Date”) and (ii) the right to purchase New Common Shares for an aggregate purchase price of $150,150,000 (the “Senior Noteholder Rights Offering”).

•                  Holders of the existing shares of common stock of Halcón (the “Existing Equity Interests”), including any restricted stock of Halcón that vests prior to the Effective Date, will receive their pro rata share of (i) 9% of the total New Common Shares to be issued pursuant to the Plan on the Effective Date, (ii) the Warrants (as defined below), and (iii) the right to purchase New Common Shares for an aggregate purchase price of $14,850,000 (the “Existing Equity Rights Offering”) (collectively, the “Existing Equity Total Consideration”); provided, however, that registered holders of Existing Equity Interests with fewer than or equal to 2,000 shares of Existing Equity Interests will instead receive cash in an amount equal to the inherent value of such holder’s pro rata share of 9% of the Existing Equity Total Consideration (the “Existing Equity Cash Out”).

•                  The warrants (the “Warrants”) to be issued to holders of Existing Equity Interests will be composed of three series, each of which will be exercisable, in cash, for a period of three (3) years following the Effective Date: (i) for 10% of the New Common Shares as of the Effective Date, at an exercise price equal to an implied 75% recovery to Senior Noteholders; (ii) for 10% of the New Common Shares as of the Effective Date, at an exercise price equal to an implied 95% recovery to Senior Noteholders; and (iii) for 10% of the New Common Shares as of the Effective Date, at an exercise price equal to an implied 125% recovery to Senior Noteholders (in each case, subject to the Existing Equity Cash Out). Such implied amounts are inclusive of non-default interest under the Senior Notes through the date of exercise, calculated as if accrued daily (subject to certain limitations).

•                  All other equity interests of Halcón, including all issued and outstanding warrants, options or other securities convertible into equity securities or interests of Halcón will be cancelled, released, and extinguished and receive no distributions under the Plan.

•                  A post-emergence management incentive Plan will be adopted, which will include restricted stock units, options, New Common Shares, or other rights exercisable, exchangeable, or convertible into New Common Shares representing 7.5% to 10% of the New Common Shares on a fully diluted basis (the “MIP Equity”).

The New Common Shares to be issued on the Effective Date to the Senior Noteholders and to the holders of Existing Equity Interests on account of their claims will be subject to dilution by the (i) New Common Shares issuable upon exercise of the Warrants, (ii) MIP Equity, (iii) Senior Noteholder Rights Offering equity, (iv) Existing Equity Rights Offering equity and (v) Backstop Commitment Premium (as defined below).

The RSA contains certain covenants on the part of the Company and the Senior Noteholders party to the RSA, including that such Senior Noteholders vote in favor of the Plan. The RSA also provides for termination by the parties upon the occurrence of certain events.

Backstop Commitment Agreement

On August 2, 2019 Halcón entered into a backstop commitment agreement (the “BCA”) with certain of the Senior Noteholders (the “Backstop Parties”) pursuant to which the Backstop Parties agreed to backstop the Senior Noteholder Rights Offering. The BCA is subject to Bankruptcy Court approval.

Pursuant to the BCA, the Backstop Parties have committed to (i) exercise their respective rights to purchase their pro rata share of the New Common Shares available to be purchased in the Senior Noteholder Rights Offering and (ii) backstop the aggregate Senior Noteholder Rights Offering and purchase the New Common Shares available in the Senior Noteholder Rights Offering to the extent unsubscribed.

In consideration of each Backstop Party’s backstop commitment, each Backstop Party shall be entitled to receive its pro rata share (the “Backstop Commitment Premium”) of either (i) on the Effective Date, in the form of New Common Shares, 6% of the aggregate amount of the Senior Noteholder Rights Offering issued at a price per share equal to the price per share offered to Senior Noteholders in the Senior Noteholder Rights Offering, or (ii) if the BCA is terminated due to a material breach of the BCA by Halcón, a cash payment equal to 6% of the aggregate amount of the Senior Noteholder Rights Offering.

The Backstop Parties’ obligation to backstop the Senior Noteholder Rights Offering, and the other transactions contemplated by the BCA, are conditioned upon the satisfaction (or waiver) of all conditions to the effectiveness of the Plan, and other conditions precedent set forth in the BCA, including Bankruptcy Court approval of the BCA. The BCA may be terminated upon the occurrence of certain events, including termination of the RSA and material, uncured breaches by the parties under the BCA.

The foregoing description of the BCA is qualified by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Exit Financing

In connection with the RSA and the Chapter 11 Case, the Company has received an underwritten commitment from BMO Harris Bank, N.A. for the entire amount of a new $750 million senior secured revolving credit facility (the “Exit Facility”), effective upon the Company’s emergence from the Chapter 11 Case, which will be arranged by BMO Capital Markets Corp. The Exit Facility will have an expected initial borrowing base of $275 million.  A portion of the Exit Facility in the amount of $50 million will be available for the issuance of letters of credit. The proceeds of the Exit Facility will be used to refinance indebtedness that the Company incurs during the pendency of the Chapter 11 Case under a debtor-in-possession credit facility, for working capital and other general corporate purposes, to issue letters of credit, for transaction fees and expenses and for fees related to the Company’s emergence from the Chapter 11 Case. The Exit Facility is subject to customary closing conditions and approval by the Bankruptcy Court, which has not been obtained at this time.

The terms of the Exit Facility are set forth in a senior secured revolving credit facility commitment letter (the “Exit Commitment Letter”), and the foregoing description of the Exit Facility is qualified by reference to the full text of the Exit Commitment Letter, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation

The information set forth under Item 1.01 regarding the Exit Facility is incorporated by reference into this Item 2.03

Item 7.01              Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, is a copy of Halcón’s press release dated August 2, 2019 announcing the entry into the RSA, BCA and Exit Commitment Letter.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall Exhibit 99.1 be deemed incorporated by reference into any filing under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase  any equity securities of Halcón, including any New Common Shares, Warrants, or the rights to be offered in either rights offering or any other securities.

Certain statements and information included herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to the ability to confirm and consummate the Plan in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including the effects thereof on the Parties’ business and on the interests of various constituents, the length of time that the Parties might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate the Plan, potential adverse effects on the Parties’ liquidity or results of operations; increased costs to execute the reorganization contemplated by the RSA, effects on market price of the Company’s common stock and on the Company’s ability to access the capital markets; and those set forth in Halcón’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings submitted by Halcón to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through Halcón’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Halcón has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in Halcón’s expectations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Restructuring Support Agreement

10.2	Backstop Commitment Agreement

10.3	Exit Commitment Letter

99.1	Press release issued by Halcón on August 2, 2019.

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Restructuring Support Agreement

10.2	Backstop Commitment Agreement

10.3	Exit Commitment Letter

99.1	Press release issued by Halcón on August 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halcón Resources Corporation

August 3, 2019	By:	/s/ David S. Elkouri
Name: David S. Elkouri
Title: Executive Vice President, Chief Legal Officer